EXHIBIT 99.1

                 Adept Reports Financial Results for
               Its Fourth Quarter and Fiscal Year 2007

    Fourth Quarter Restructuring Expected to Lower Expense Base and Accelerate Company's Transition to High-Value, Growing Markets


    LIVERMORE, Calif.--(BUSINESS WIRE)--Sept. 13, 2007--Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotics and global robotics services, today reported financial results for its fiscal fourth quarter and year ended June 30, 2007.

    Fourth Quarter Results

    Fourth quarter 2007 revenues were $12.3 million, down 18% from revenues of $14.9 million for the fourth quarter of 2006 and down 2% compared to revenues of $12.6 million in the third quarter of 2007. Gross margin for the fourth quarter of fiscal 2007 was 44.9%, compared with 47.4% in the fourth quarter of 2006 and 45.7% in the third quarter of 2007. Gross margin in the fourth quarter of fiscal 2007 includes $329,000 of writedowns for obsolete and consigned inventory. Excluding these writedowns, gross margin was 47.6% in the quarter, a margin percentage management believes helpful for investors to understanding normal gross margin for the quarter.

    Operating loss for the fourth quarter of fiscal 2007 was $(6.0) million, compared with operating income of $740,000 in the fourth quarter of fiscal 2006. Fiscal 2007 fourth quarter operating expenses include $1.0 million in restructuring expense and $3.2 million in non-cash expense for impairment of goodwill and amortization of intangibles, compared with amortization of intangibles of $48,000 in the fourth quarter of fiscal 2006. Fourth quarter 2007 net loss was $(5.7) million, or $(0.73) per basic share, compared with net income of $984,000, or $0.14 per basic share, for the fourth quarter of 2006.

    Cash, cash equivalents and short-term investments as of June 30, 2007 were $10.9 million, down $88,000 from the end of the previous quarter and compared with $14.1 million as of June 30, 2006.

    Full Year Results

    Revenues for the full year ended June 30, 2007 were $48.7 million, down 15.5% from revenues of $57.6 million for fiscal 2006 due to a continued soft capital investment climate in the global disk drive and U.S. industrial markets. Gross margin for the full fiscal year 2007 was 43.3%, compared with gross margin of 47.3% in the previous year.

    Operating loss for fiscal 2007 was $(12.4) million, compared with operating income of $566,000 in fiscal 2006. Fiscal 2007 operating expenses include the $4.2 million in restructuring, goodwill impairment and amortization expenses listed above, as well as $1.9 million in non-cash settlement expense, compared with amortization of intangibles of $195,000 and a reversal of restructuring charges of $22,000 in fiscal 2006. Net loss for the full fiscal year 2007 was $(11.5) million, or $(1.50) per basic and diluted share, compared with net income of $538,000, or $0.08 per basic and diluted share for the prior year.

    In the fourth quarter the Company restructured its operations, which included a 15% reduction in personnel and a reduction in operating expenses of approximately 13%. The ongoing quarterly savings in operating expenses from the restructuring is expected to be between $750,000 and $950,000, beginning in the first quarter with the full effects being realized in the second quarter of fiscal 2008.

    Commented Rob Bucher, chief executive officer of Adept Technology, "2007 was a difficult year for Adept, as we lost a significant portion of our revenue from the continued down cycle in the disk drive market and experienced a sharp decrease in demand from industrial automation markets in the U.S., as traditional manufacturers continued to outsource production to low cost geographies. In response to, and in anticipation of, these market changes we have intensified our vertical market focus by introducing our innovative Quattro(TM) robot, a high-speed packaging robot targeted at the expanding opportunity for high-value automation in the packaged goods markets of Europe and the U.S., and by investing in the high growth medical automation markets."

    "Restructuring the organization is expected to significantly lower our quarterly break-even and has provided us with the opportunity to realign our resources and focus them on more profitable opportunities in Europe and in our target verticals of life sciences and consumer goods, as well as disk drive, as it recovers,' said John Dulchinos, president and chief operating officer of Adept Technology. "These markets support higher sales prices and larger unit volumes, providing Adept with better leverage from our sales and marketing activities."

    Fiscal 2007 Highlights

    During fiscal 2007, Adept:

    -- Achieved record revenues in Europe, supported both by continued strong demand from traditional automation markets in Germany and from new customers in the food and consumer goods industries in France;

    -- Achieved record orders of AdeptViper(TM) six-axis robots, which are targeted at high-speed precision assembly applications in the food, medical and other emerging automation markets;

    -- Launched Adept Quattro, the industry's fastest robot for high-speed packaging operations, targeted at the food, consumer goods, cosmetics and pharmaceutical industries;

    -- Made progress against its strategy to lower the cost of sales by signing new distribution partners - now totaling 15 - as part of a plan to sell more product through indirect channels; and

    -- Achieved first design win for Adept controls and software in the surgical-assist robot market.

    Fiscal 2008 Outlook

    The Company expects to achieve improvement in operating results through fiscal 2008, beginning in the second quarter. The Company further expects to generate positive cash flow from operations beginning in the second quarter of fiscal 2008 and to be cash flow positive for the fiscal year as a whole. These improvements are based on expected revenue improvement as a result of increasing demand for Adept's Quattro robots, combined with sustained gross margins and expected decreases in operating expenses resulting from the Company's recent restructuring. Additionally, the Company expects to record additional restructuring charges of approximately $300,000 in the first quarter of fiscal 2008. It further expects expense reductions will be achieved beginning in the first quarter with the full impact of the savings to be achieved in the second quarter of fiscal 2008.

    Conference Call and Simultaneous Webcast

    Robert Bucher, Chief Executive Officer, John Dulchinos, President and Lisa Cummins, Vice President, Finance and Chief Financial Officer, will host an investor conference call today, September 13, 2007, at 5:00 P.M. Eastern Time to review the Company's financial and operating performance for the fiscal 2007 fourth quarter and year. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through the investor relations section of our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com, www.streetevents.com and www.fulldisclosure.com. A telephonic playback of the conference call will also be available for five days. Listeners should call 719-457-0820 or 888-203-1112 and use CODE No. "3419070".

    About Adept Technology, Inc.

    Adept is a global, leading provider of intelligent robotics systems and services that enable customers to achieve precision, speed, quality and productivity in their assembly, handling, packaging, testing and other automated processes. With a comprehensive portfolio of high-performance motion controllers, application development software, vision-guidance technology and high-reliability robot mechanisms, Adept provides specialized, cost-effective robotics systems and services to high-growth markets including Packaged Goods, Life Sciences, Disk Drive/Electronics and Semiconductor; as well as to traditional industrial markets including machine tool automation and automotive components. More information is available at www.adept.com.

    Forward-Looking Statements

    This press release contains certain forward-looking statements including statements regarding the Company's restructuring activities, decreasing operating expense, financial performance including revenue and income, and market opportunities that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to: the actual results of our restructuring activities, and potential impact of current restructuring efforts; factors affecting our operating results including factors difficult to forecast; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; risks of acceptance of the Company's new or current products in the marketplace; the financial and operating risks and regulatory requirements associated with international operations, sales and foreign suppliers; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; customers' ability to pay invoices in a timely manner; the risk that some customers may become insolvent; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's limited cash resources and significant fixed costs which are not easily reduced; the Company's outsourced manufacturing dependence and risks associated with sole or single sources of supply and lengthy procurement lead times; risks associated with the seasonality of the Company's products; risks associated with product defects; potential delays associated with the development and introduction of new products or software releases; the Company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; the need to hire and retain qualified managerial personnel and to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks associated with variations in gross margins; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company as a result of legislation requiring greater general and administrative costs to be incurred and higher insurance costs.

    For a discussion of risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2007 which will be filed later today and quarterly report on Form 10-Q for the quarter ended March 31, 2007 including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Factors Affecting Future Operating Results contained therein.

    All trade names are trademarks or registered trademarks of their respective holders.



                        ADEPT TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   AND COMPREHENSIVE INCOME (LOSS)
                             (Unaudited)

                                              Year Ended June 30,
                                         -----------------------------
                                           2007      2006      2005
                                         --------- --------- ---------
                                          (in thousands, except per
                                                  share data)

Revenues                                 $  48,688 $  57,637 $  50,480
Cost of revenues                            27,611    30,349    27,319
                                         --------- --------- ---------
Gross margin                                21,077    27,288    23,161
Operating expenses:
   Research, development and engineering     7,220     7,143     6,868
   Selling, general and administrative      20,132    19,406    15,257
   Restructuring charges (reversals)         1,023      (22)      (33)
   Amortization of other intangible
    assets                                      33       195       195
   Goodwill impairment                       3,176         -         -
   Crosslink settlement costs                1,861         -         -
                                         --------- --------- ---------
Total operating expenses                    33,445    26,722    22,287
                                         --------- --------- ---------

Operating income (loss)                   (12,368)       566       874

Other income                                     -         -       314
Currency exchange gain                         208        86       270
Interest income                                481        83        29
Interest expense                              (36)     (120)     (192)
                                         --------- --------- ---------

Income (loss) from operations before
 income taxes                             (11,715)       615     1,295
Provision for (benefit from) income
 taxes                                       (202)        77         -
                                         --------- --------- ---------

Net income (loss)                        $(11,513) $     538 $   1,295
                                         ========= ========= =========


Basic income (loss) per share            $  (1.50) $    0.08 $    0.21
                                         ========= ========= =========


Diluted income (loss) per share          $  (1.50) $    0.08 $    0.19
                                         ========= ========= =========



Basic number of shares used in computing
 per share amounts :                         7,676     6,412     6,063
                                         ========= ========= =========



Diluted number of shares used in
 computing per share amounts:                7,676     6,784     7,873
                                         ========= ========= =========

Comprehensive income (loss)
   Net income (loss)                     $(11,513) $     538 $   1,295
   Foreign currency translation
    adjustment                                 476         -         -
                                         --------- --------- ---------

      Total comprehensive income (loss)  $(11,037) $     538 $   1,295
                                         ========= ========= =========




                        ADEPT TECHNOLOGY, INC.
  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
                             INCOME (LOSS)
                (in thousands, except per share data)
                             (Unaudited)

                               Three Months Ended  Twelve Months Ended
                               ------------------- -------------------
                               June 30,  June 30,  June 30,  June 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Revenues                       $  12,265 $  14,943 $  48,688 $  57,637
Cost of revenues                   6,760     7,856    27,611    30,349
                               --------- --------- --------- ---------
Gross margin                       5,505     7,087    21,077    27,288
Operating expenses:
   Research, development and
    engineering                    1,949     1,763     7,220     7,143
   Selling, general and
    administrative                 5,385     4,558    20,132    19,406
   Restructuring charges
    (reversals)                    1,022      (22)     1,023      (22)
   Amortization of other
    intangible assets                  -        48        33       195
   Goodwill impairment             3,176         -     3,176         -
   Crosslink settlement costs          -         -     1,861         -
                               --------- --------- --------- ---------
Total operating expenses          11,532     6,347    33,445    26,722
                               --------- --------- --------- ---------

Operating income (loss)          (6,027)       740  (12,368)       566

Interest income (expense), net       101        27       445      (37)
Currency exchange gain (loss)         50       292       208        86
                               --------- --------- --------- ---------

Income (loss) before income
 taxes                           (5,876)     1,059  (11,715)       615
Provision for (benefit from)
 income taxes                      (203)        75     (202)        77
                               --------- --------- --------- ---------
Net income (loss)              $ (5,673) $     984 $(11,513) $     538
                               ========= ========= ========= =========

   Basic net income (loss) per
    share                      $  (0.73) $    0.14 $  (1.50) $    0.08
                               ========= ========= ========= =========

   Diluted net income (loss)
    per share                  $  (0.73) $    0.13 $  (1.50) $    0.08
                               ========= ========= ========= =========


Basic number of shares used in
 computing per share amounts:      7,800     6,913     7,676     6,412
                               ========= ========= ========= =========


Diluted number of shares used
 in computing per share
 amounts:                          7,800     7,693     7,676     6,784
                               ========= ========= ========= =========




                        ADEPT TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                (In thousands, except per share data)

                                                  June 30,   June 30,
                                                    2007       2006
                                                 ---------- ----------
ASSETS
------------------------------------------------
Current assets:
   Cash and cash equivalents                     $    8,900 $   11,054
   Short-term investments                             1,962      3,003
   Accounts receivable, less allowance for
    doubtful accounts of $506 in 2007
          and $467 in 2006                           10,185     11,591
   Inventories, net                                   9,806     11,600
   Other current assets                                 598        439
                                                 ---------- ----------
      Total current assets                           31,451     37,687

Property and equipment at cost                       14,903     12,076
Less accumulated depreciation and amortization       11,271      9,480
                                                 ---------- ----------
Property and equipment, net                           3,632      2,596
Goodwill                                                  -      3,176
Other intangible assets, net                              -         34
Other assets                                            152        199
                                                 ---------- ----------
      Total assets                               $   35,235 $   43,692
                                                 ========== ==========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
 STOCK, AND STOCKHOLDERS' EQUITY
------------------------------------------------
Current liabilities:
   Accounts payable                                   5,175      6,952
   Accrued payroll and related expenses               1,708      1,719
   Accrued warranty                                   1,207      1,638
   Deferred revenue                                      33          3
   Accrued restructuring charges                        293          -
   Other accrued liabilities                            594        258
                                                 ---------- ----------
      Total current liabilities                       9,010     10,570

Long-term liabilities:
   Restructuring charges                                638          -
   Other long-term liabilities                          183        433
                                                 ---------- ----------
      Total liabilities                               9,831     11,003
                                                 ---------- ----------

Commitments and contingencies                             -          -

Redeemable convertible preferred stock, no par
 value: 5,000 shares authorized, none issued and
 outstanding                                              -          -

Stockholders' equity:
   Preferred stock, $0.001 par value: 1,000
    shares authorized, none issued and
    outstanding
                                                          -          -
   Common stock, $0.001 par value: 19,000 shares
    authorized, 7,914 and 7,583 shares issued
    and outstanding in 2007 and 2006,
    respectively
                                                    162,385    158,633
   Accumulated other                              (137,457)  (125,944)
   Accumulated other comprehensive income               476          -
      Total stockholders' equity                     25,404     32,689
                                                 ---------- ----------
      Total liabilities, redeemable convertible
       preferred stock and stockholders' equity
                                                 $   35,235 $   43,692
                                                 ========== ==========



    CONTACT: Adept Technology, Inc.
             Lisa Cummins, 925-245-3400
             Chief Financial Officer
             investor.relations@adept.com